UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2024
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LegalZoom.com, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-35618	95-4752856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

954 Villa Street, Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (323) 962-8600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LZ	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2024, the Board of Directors of LegalZoom.com, Inc. (the “Company”) appointed Noel Watson, the Company’s current Chief Financial Officer, as Chief Operating Officer of the Company, effective as of August 13, 2024. Mr. Watson will continue to serve as the Company’s Chief Financial Officer and will continue to be the Company’s principal accounting officer and principal financial officer.

Biographical information for Mr. Watson is available in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 23, 2024, and such information is incorporated herein by reference.

Other than as set forth below, Mr. Watson’s compensation, including his annual base salary, has not been changed in connection with his appointment as Chief Operating Officer.

In connection with Mr. Watson’s appointment as Chief Operating Officer, it is expected that in the ordinary course of the Company's equity grant process the Compensation Committee will grant to Mr. Watson equity awards valued at $1.0 million in a combination of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”), divided to deliver approximately one-half of the intended aggregate value in RSUs and one-half of the intended aggregate value in PSUs. The RSUs will vest in substantially equal quarterly installments over a four-year period, subject to Mr. Watson’s continuous service with the Company, with the vesting commencement date being August 15, 2024 and the first vesting date being November 15, 2024. The PSUs will be earned, if at all, subject to the Company’s achievement of Adjusted EBITDA for the year ending December 31, 2024 relative to predetermined targets and will include a total stockholder return modifier for the Company’s relative performance against those companies in the Nasdaq Composite Index. If an Adjusted EBITDA target is achieved, one-third of the eligible PSUs will vest immediately upon certification by the Compensation Committee and the remainder will vest in eight substantially equal quarterly installments, subject to Mr. Watson’s continuous service with the Company through the vesting date, with the first vesting date being May 15, 2025. The RSUs and PSUs will be granted subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan and applicable forms of award agreement.

There is no arrangement or understanding between Mr. Watson and any other persons pursuant to which Mr. Watson was appointed as Chief Operating Officer of the Company. There are also no family relationships between Mr. Watson and any director or executive officer of the Company. Mr. Watson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

Also on August 9, 2024, Aaron Stibel was appointed as the Company’s new Chief Revenue Officer, effective August 13, 2024. Aaron Stibel will report into Noel Watson.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LegalZoom.com, Inc.

Date: August 13, 2024	By:	/s/ Nicole Miller
Nicole Miller
Chief Legal Officer and Secretary
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